UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2013

National CineMedia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33296	20-5665602
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112-3405

(Address of principal executive offices, including zip code)

(303) 792-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On May 2, 2013, National CineMedia, Inc. (the “Company”) issued a press release announcing its financial results for the fiscal first quarter ended March 28, 2013. A copy of the press release is furnished as Exhibit 99.1 to this report.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Approval of Executive Performance Bonus Plan

An Annual Meeting of the stockholders of the Company was held on May 1, 2013. At the Annual Meeting, stockholders approved the National CineMedia, Inc. Executive Performance Bonus Plan (the “Performance Bonus Plan”) for the Company’s executive officers. The Compensation Committee of the Company’s Board of Directors adopted the Performance Bonus Plan on March 13, 2013, and the Board of Directors (the “Board”) approved and directed that the Performance Bonus Plan be submitted to a vote of stockholders at the Annual Meeting.

The purpose of the Performance Bonus Plan is to create a financial incentive for executives of the Company to meet or exceed certain key internal financial performance metric targets (or budgets). All executive officers of the Company are eligible to participate in the Performance Bonus Plan. The performance bonus potential will vary depending on the executive officer’s title, business unit and level of responsibility. Under the Performance Bonus Plan, the Compensation Committee establishes (a) the target award for each participant, (b) the performance goals and target levels that must be obtained to be eligible for the award, and (c) the formula, matrix or other standard to determine the amount of compensation. The target award is generally expressed as a percentage of base salary, a dollar amount, or an amount determined by a formula. The maximum award payable under the Performance Bonus Plan to any participant who is determined to be a covered employee under Section 162(m) for the fiscal year is $3,000,000. The Compensation Committee determines the performance goals using one or more of the following measures: Cash flow, Earnings, Economic profit, Enterprise value, Margins (gross or net), Market value, Operating income, Return on capital, Return on investment, Stock price, Total shareholder return, Cost initiatives, Earnings per share, Economic value added, Free cash flow, Market share, Net income, Return on assets, Return on equity, Revenue (gross or net), Strategic objectives and Debt ratios and other measures of credit quality or liquidity. The Compensation Committee may choose to establish and measure performance goals (a) in absolute terms, (b) in combination, (c) in relative terms, (d) on a per-share or per-capita basis, (e) on a company-wide, business-segment or product basis, (f) on a pre-tax or after-tax basis, and/or (g) on a GAAP or non-GAAP basis. The Compensation Committee may also choose to exclude the effect of extraordinary or non-recurring items, changes in accounting rules, mergers and acquisitions and other items. Performance goals and target levels can vary by participant and by performance period. The Compensation Committee sets each performance period, which may consist of one or more fiscal years or a portion of a fiscal year.

The performance bonus awards, if any, are generally paid after the end of the performance period in cash (or its equivalent) in a single lump sum payment within 30 days following the determination and certification by the Compensation Committee. No executive will be eligible for a bonus award under the Performance Bonus Plan if he is not employed by us on the date the bonus awards are paid unless otherwise approved by the Compensation Committee.

Awards under the Performance Bonus Plan are based on actual future performance. As a result, the amounts that will be paid under the Performance Bonus Plan are not currently determinable. The Compensation Committee established target award amounts for participants under the Performance Bonus Plan for fiscal 2013 for each of the Company’s executive officers.

Name and Position	Fiscal 2013 Maximum Potential Performance Bonus(1)
Kurt C. Hall President, Chief Executive Officer and Chairman	$1,147,697
Clifford E. Marks President of Sales and Marketing	$1,106,708
Ralph E. Hardy Executive Vice President and General Counsel	$322,472
Earl B. Weihe Executive Vice President and Chief Operations Officer	$286,875

Executive Officers as a Group	$2,863,752
Non-Executive Director Group	—
Non-Executive Officer Employee Group	—

(1)	Estimated maximum performance bonus is based upon actual base salary as of January 16, 2013. Actual bonus amounts will be determined based upon base salary determined at the end of the Company’s 2013 fiscal year, subject to the limit set forth in the Plan.

For more information about the Performance Bonus Plan, see the Company’s definitive proxy statement dated March 20, 2013. The above description of the Performance Bonus Plan and such portions of the proxy statement are qualified in their entirety by reference to the Performance Bonus Plan, a copy of which is filed as Exhibit 10.1 hereto.

Approval of Amendment to Equity Incentive Plan

Also at the Annual Meeting, the stockholders of the Company approved the amendment to the 2007 Equity Incentive Plan, as amended (the “Equity Incentive Plan”). The Board approved the amendment to the Equity Incentive Plan on March 13, 2013, and directed that the amendment be submitted to a vote of the stockholders at the Annual Meeting. The amendment increased the maximum number of shares of the Company’s common stock available for issuance under the Equity Incentive Plan from 10,076,000 shares to 12,876,000 shares. The amendment also provided for a list of performance goals from which the Compensation Committee may select from in designating performance goals for qualifying performance-based awards.

For more information about the Equity Incentive Plan, see the Company’s definitive proxy statement dated March 20, 2013. The above description of the Equity Incentive Plan and such portions of the proxy statement are qualified in their entirety by reference to the Equity Incentive Plan, a copy of which is filed as Exhibit 10.2 hereto.

Appointment of Craig R. Ramsey to the Board of Directors

On May 1, 2013, the stockholders of the Company elected Craig R. Ramsey to the Company’s Board. Mr. Ramsey was designated to the Board by American Multi-Cinema, Inc. (“AMC”) pursuant to the Director Designation Agreement dated as of February 13, 2007, between the Company and its founding members, AMC and its affiliates, Cinemark Holdings, Inc. and its affiliates and Regal CineMedia Holdings, LLC and its affiliates (the “Director Designation Agreement”). The Director Designation Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein. Mr. Ramsey has not been appointed to serve on any committees of the Board at this time. Mr. Ramsey replaces Gerardo I. Lopez as AMC’s designated director on the Board. Mr. Lopez resigned from the Board effective May 1, 2013.

Mr. Ramsey, age 61, is the Executive Vice President and Chief Financial Officer of AMC Entertainment Inc. and oversees all financial areas of the company, including accounting, information systems, asset and liability management, and investor relations. Mr. Ramsey began his career with AMC in 1995 as the Director of Financial Reporting. He was promoted to Vice President of Finance in January 1997; to Senior Vice President in August 1998; and to Chief Financial Officer in February 2000. Mr. Ramsey is a certified public accountant. His professional affiliations include memberships in the American Institute of Certified Public Accountants, the Financial Executives Institute and the Missouri Society of Certified Public Accountants.

Mr. Ramsey is qualified to serve on the Company’s Board based on his extensive financial expertise in the media industry. Since Mr. Ramsey is a board designee for one of the Company’s founding members, he brings to the Board the perspective of a major stakeholder.

Also on May 1, 2013, the Company entered into an Indemnification Agreement with Mr. Ramsey, in substantially similar form to the indemnification agreements entered into by the Company with its other directors and officers. The Indemnification Agreement requires the Company to indemnify Mr. Ramsey against liabilities that may arise by reason of his status or service as a director. It also requires the Company to advance any expenses incurred by Mr. Ramsey as a result of any proceeding against him as to which he could be indemnified and to obtain directors’ and officers’ insurance, if available on reasonable terms.

A form of the Indemnification Agreement is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The matters that were voted upon at the Company’s Annual Meeting, and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, where applicable, are set forth below. Proposals 1, 2, 3, 4 and 5 submitted to a vote of the Company’s stockholders at the Annual Meeting were approved. Proposal 6 was not approved.

Proposal #1 Election of Class III Directors

Name	For	Withhold	Broker Non-Votes
Amy E. Miles	48,429,866	3,426,770	1,591,103
Lee Roy Mitchell	48,332,661	3,523,975	1,591,103
Craig R. Ramsey	48,401,960	3,454,676	1,591,103

Proposal #2 Approval of the National CineMedia, Inc. Executive Performance Bonus Plan

For	Against	Abstentions	Broker Non-Votes
50,897,553	935,353	23,730	1,591,103

Proposal #3 Advisory Approval of the Company’s Executive Compensation

For	Against	Abstentions	Broker Non-Votes
50,365,089	1,093,008	398,539	1,591,103

Proposal #4 Approval of the Amendment to the National CineMedia, Inc. 2007 Equity Incentive Plan to increase the number of shares available for issuance and to approval performance goals

For	Against	Abstentions	Broker Non-Votes
46,524,693	5,305,889	26,054	1,591,103

Proposal #5 Ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the 2013 fiscal year ending December 26, 2013

For	Against	Abstentions	Broker Non-Votes
53,346,958	51,093	49,688	—

Proposal #6 To approve a stockholder proposal regarding majority voting in director elections

For	Against	Abstentions	Broker Non-Votes
25,355,296	26,471,885	29,455	1,591,103

The following directors’ terms continued after the Annual Meeting of Stockholders:

Class I directors – Kurt C. Hall, Lawrence A. Goodman, and Scott N. Schneider

Class II directors – David R. Haas, James R. Holland Jr., Stephen L. Lanning and Edward H. Meyer

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Reference	Description

10.1		National CineMedia, Inc. Executive Performance Bonus Plan.

10.2		National CineMedia, Inc. 2007 Equity Incentive Plan.

10.3	(1)	Director Designation Agreement.

Exhibit No.	Reference	Description

10.4	(2)	Form of Indemnification Agreement.

99.1		Press Release of National CineMedia, Inc. dated May 2, 2013.

(1)	Incorporated by reference to Exhibit 10.10 from the Registrant’s Current Report on Form 8-K (File No. 001-33296) filed on February 16, 2007.
(2)	Incorporated by reference to Exhibit 10.1 from the Registrant’s Current Report on Form 8-K (File No. 001-33296) filed on February 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: May 2, 2013	By:	/s/ Ralph E. Hardy
Ralph E. Hardy
Executive Vice President, General Counsel and Secretary